                          Filed Pursuant to Rule 424(b)(3) of the Securities Act of 1933. Relates to Registration Statement on Form
                          S-3 of TMP Worldwide Inc. (No. 333- 96101).

THE SECTION ENTITLED "SELLING STOCKHOLDERS" SHOULD BE DELETED IN ITS ENTIRETY, AND THE FOLLOWING SELLING STOCKHOLDERS SECTION SHOULD BE INSERTED IN ITS PLACE ON PAGES 18 THROUGH 19 OF THE PROSPECTUS:

                              SELLING STOCKHOLDERS

         The following table sets forth information as of November 10, 2000 except as otherwise noted, with respect to the number of shares of Common Stock beneficially owned or to be acquired by each of the selling stockholders and assumes that all shares subject to vesting schedules and conditions have vested. The shares offered hereby were acquired or may be acquired by the selling stockholders from TMP pursuant to the acquisition of or merger with companies owned by such selling stockholders or pursuant to stock bonus arrangements entered into in connection therewith. No selling stockholder owns more than one percent of the outstanding Common Stock.

                                                  NUMBER OF SHARES          NUMBER OF
                                                  OF COMMON STOCK           SHARES                   NUMBER OF SHARES
                                                  BENEFICIALLY              OF COMMON                OF COMMON STOCK
                                                  OWNED                     STOCK                    BENEFICIALLY OWNED
SELLING STOCKHOLDERS                              PRIOR TO OFFERING         REGISTERED HEREIN        AFTER OFFERING (1)
--------------------                              ----------------------    ---------------------    ----------------------
Julja Bruce..................................                200                         200                       0
Michael P. Castine...........................            285,306                     285,306                       0
James Cervone................................              2,000                       2,000                       0
Peter Chislett...............................             18,948                      18,948                       0
Richard Terry Chislett.......................              2,104                       2,104                       0
Jerry Corbier................................              3,880                       3,880                       0
Mario V. Corrias.............................                753                         753                       0
Rick DeCanio.................................                834                         834                       0
Mario Marco DeGasperi........................                747                         747                       0
William Fello................................             22,976                      22,976                       0
Maureen E. Finley............................                500                         500                       0
Bridget Flint................................             36,892                      36,892                       0
Christine Fulton.............................              4,506                       4,506                       0
Antonio Nunez Garcia.........................              5,814                       5,814                       0
Charles Gerhold..............................              3,880                       3,880                       0
J. Michael Harding...........................              1,554                       1,554                       0
Joseph T. Healey.............................             12,512                      12,512                       0
George L. Holzberger.........................            160,846                     160,846                       0
Tanya Isler..................................                500                         500                       0
Laurie J. Jones..............................                394                         394                       0
Keith Legins.................................             18,948                      18,948                       0

                                                  NUMBER OF SHARES          NUMBER OF
                                                  OF COMMON STOCK           SHARES                   NUMBER OF SHARES
                                                  BENEFICIALLY              OF COMMON                OF COMMON STOCK
                                                  OWNED                     STOCK                    BENEFICIALLY OWNED
SELLING STOCKHOLDERS                              PRIOR TO OFFERING         REGISTERED HEREIN        AFTER OFFERING (1)
--------------------                              ----------------------    ---------------------    ----------------------
Michael E. Liebowitz.........................            226,650                     226,650                       0
Jeffrey Lemming..............................             87,344                       7,836                  79,508
Salli LeVan..................................            130,744                       7,836                 122,908
Kirsty McAlpine..............................             39,788                      39,788                       0
Richard Moore................................             66,688                      66,688                       0
Aldo Neuberger...............................                753                         753                       0
Melissa Norris...............................                  4                           4                       0
Akila Osakwe.................................                166                         166                       0
Jan Patschke.................................              9,878                       9,878                       0
Isabel Martin Perez..........................              1,688                       1,688                       0
James L. Phillips............................            158,786                     158,786                       0
Christine Pisani.............................              1,002                       1,002                       0
Steven B. Potter.............................            405,614                     405,614                       0
Susanah Pringle..............................              1,500                       1,500                       0
Susanna B. Stefani...........................                704                         704                       0
Bradly Stirn.................................             16,508                      16,508                       0
Caroline Terrence............................                100                         100                       0
Tracey Thibodeau.............................                100                         100                       0
Rosario Gil Tienda...........................              3,750                       3,750                       0
Melissa Tozar................................                334                         334                       0
Ellen Walsh..................................                100                         100                       0
Elizabeth Weedon.............................                100                         100                       0

----------
(1) Assumes that all shares offered by each selling stockholder are sold in this offering. This prospectus also covers any additional shares of our common stock which become issuable by reason of any stock dividend, stock split, recapitilization or other similar transaction that is effected without the receipt of consideration and results in an increase in the number of shares of our common stock outstanding.